UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )
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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12
Trident Microsystems, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Important Notice Regarding the Availability of Proxy Materials for the Trident Microsystems, Inc.
Special Meeting of Stockholders to be held on May 16, 2008
The special meeting of stockholders will be held on May 16, 2008 at 10:00 a.m. local time, at Trident Microsystems, Inc., at our principal offices, located at 3408 Garrett Drive, Santa Clara, California 95054.
The proxy statement is available to stockholders at : www.proxydocs.com/trid
The proposal to be voted on at the Special Meeting is to consider and approve an amendment to increase the maximum number of shares of Common Stock that may be granted under our 2006 Equity Incentive Plan. The Board of Directors recommends that you vote FOR the proposal.
If you want to attend the Special Meeting in person, the directions to our offices from either San Jose or San Francisco are:
From San Francisco:
     1. Take the US-101 South towards San Jose
     2. Take the Bowers Avenue/Great America Parkway Exit
     3. Keep Right onto Bowers Avenue
     4. Turn Right onto Scott Boulevard
     5. Turn Right onto Garrett Drive, office will be located on your left hand side
From San Jose:
     1. Take the US-101 North towards San Francisco
     2. Take the Bowers/Great America Exit
     3. Turn Left onto Bowers Avenue
     4. Turn Right onto Scott Boulevard
     5. Turn Right onto Garrett Drive, office will be located on your left hand side
You may also call (408) 764-8808 for directions.